Exhibit 1





                            UNDERWRITING AGREEMENT


                                                        ____________, 199_



Morgan Stanley, Dean Witter, Discover & Co.
1585 Broadway
New York, New York 10036

Dear Sirs:

               We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters [number and title of warrants] Warrants (the "Firm Offered Warrants"). The Company also proposes to issue and sell to the several Underwriters not more than an additional [number of warrants for over-allotment and title of warrants] Warrants (the "Additional Offered Warrants") if and to the extent that the Underwriters shall have determined to exercise the right to purchase such Additional Offered Warrants granted to the Underwriters in the third paragraph hereof. The Firm Offered Warrants and the Additional Offered Warrants are collectively referred to herein as the Offered Warrants. The Offered Warrants are to be issued pursuant to the provisions of a Warrant Agreement (the "Warrant Agreement") dated as of ____________, 199_ among the Company, [name of Warrant Agent], as Warrant Agent and Morgan Stanley & Co. Incorporated, as Determination Agent.

               Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective numbers of Firm Offered Warrants set forth below opposite their names at a purchase price of U.S. $[___] per Warrant:


                                                     Number of Firm
Name                                                Offered Warrants
----                                                ----------------

[Dean Witter Reynolds Inc.]
[Morgan Stanley & Co. Incorporated]
[Other underwriters]                                   -------------







Total..........................................        -------------


               The Underwriters will pay for the Firm Offered Warrants upon delivery thereof at the offices of Davis Polk & Waradwell at 10:00 a.m. (New York time) on ____________, 199_, or at such other time, not later than 5:00 p.m. (New York time) on ____________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

               Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell to the Underwriters the Additional Offered Warrants, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [number of warrants for over-allotment] Additional Offered Warrants at the purchase price. Additional Offered Warrants may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Offered Warrants.

               If any Additional Offered Warrants are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Offered Warrants (subject to such adjustments to eliminate fractional Warrants as we may determine) that bears the same proportion to the total number of Additional Offered Warrants to be purchased as the number of Firm Offered Warrants set forth above opposite the name of such Underwriter bears to the total number of Firm Offered Warrants. The Underwriters will pay for any Additional Offered Warrants upon delivery thereof at the offices of Davis Polk & Wardwell at 10:00 a.m. (New York time) on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of notice hereinafter referred to) as shall be designated in a written notice from us to the Company of our determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Offered Warrants. The time and date of such payment and delivery are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Offered Warrants and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement. The several obligations of the Underwriters to purchase Additional Offered Warrants are subject to the delivery to us on the Option Closing Date of such documents as we may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Offered Warrants and other matters related to the issuance of the Additional Offered Warrants.

               The Offered Warrants shall have the terms set forth in the Prospectus dated June 2, 1997, and the Prospectus Supplement dated __________, 199_, including the following:

For Index Warrants:

               Designation of the Series of Warrants: [     ] Index
                  [Call] [Put] Warrants


               Aggregate Number of Firm Warrants:


               Price to Public:


               Index/Indices:


               [Strike Level] [Base Value]:


               First date upon which Warrants may be exercised:


               Expiration Date:


               Currency in which payments shall
                  be made:


               Minimum number of Warrants exercisable by
                  any holder on any day:


               Maximum number of Warrants exercisable on
                  any day: [In the aggregate] [by any
                  beneficial owner]


               Formula for determining Cash Settlement Value:


               Exchange Rate (or method of calculation):


               Exchange on which Warrants are to be listed:


               Other terms:


For Currency Warrants:


               Designation of the Series of Warrants: [     ] Currency
                  [Call] [Put] Warrants


               Aggregate Number of Firm Warrants:


               Price to Public:


               Base [Currency][Currencies]:


               Reference [Currency][Currencies]::


               First date upon which Warrants may be exercised:


               Expiration Date:


               Currency in which payments shall be made:


               Minimum number of Warrants exercisable by
                  any holder on any day:


               Maximum number of Warrants exercisable on any
                  day: [In the aggregate] [by any beneficial owner]


               Formula for determining Cash Settlement Value:


               Exchange Rate (or method of calculation):


               Exchange on which Warrants are to be listed:


               Other terms:


For Interest Rate Warrants:


               Designation of the Series of Warrants: [     ] Interest
                  Rate [Call] [Put] Warrants


               Aggregate Number of Firm Warrants:


               Price to Public:


               Interest Rate, Interest Swap Rate or other Rate:


               Debt Instrument:


               [Strike] [Base] Amount:


               First date upon which Warrants may be exercised:


               Expiration Date:


               Currency in which payments shall be made:


               Minimum number of Warrants exercisable by any holder
                  on any day:


               Maximum number of Warrants exercisable on any day:
                  [In the aggregate] [by any beneficial owner]


               Formula for determining Cash Settlement Value:


               Exchange Rate (or method of calculation):


               Exchange on which Warrants are to be listed:


               Other terms:


               Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

               Except as set forth below, all provisions contained in the document entitled Morgan Stanley, Dean Witter, Discover & Co. Inc. Underwriting Agreement Standard Provisions (Warrants) dated June 2, 1997, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that, (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of warrant that is not an Offered Warrant shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

               Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                       Very truly yours,


                       [DEAN WITTER REYNOLDS INC.]

                       [MORGAN STANLEY & CO.
                            INCORPORATED]

                       [Name of Other Underwriters]

                       On behalf of themselves and the other
                       Underwriters named herein
                       By MORGAN STANLEY & CO.
                              INCORPORATED


                       By:
                           ---------------------------------------
                           Name:
                           Title:

-----------------------------------------------------------------------------
Accepted:

MORGAN STANLEY, DEAN WITTER,
  DISCOVER & CO.


By:
   -----------------------------------
   Name:
   Title:


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                            UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS

                                  (WARRANTS)

                                 June 2, 1997

               From time to time, Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

               The Company proposes to issue from time to time (i) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases and/or increases in the level of a specified index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more U.S. or foreign stocks, bonds or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing ("Index Warrants"), (ii) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to the right to purchase and/or the right to sell a specified amount or specified amounts of one or more currencies or currency units or any combination thereof for a specified amount or specified amounts of one or more different currencies or currency units or combination thereof ("Currency Warrants") and (iii) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases and/or increases in the yield or closing price of one or more specified debt instruments issued either by the United States government or by a foreign government, in the interest rate or interest rate swap rate or other rate established from time to time by one or more specified financial institutions or in any specified combination of the foregoing ("Interest Rate Warrants"). Such Index Warrants, Currency Warrants and Interest Rate Warrants are hereinafter collectively referred to as "Warrants." Such Warrants are to be issued pursuant to the provisions of a Warrant Agreement specified in the Underwriting Agreement. The Warrants will have varying designations, expiration dates, exercise prices, minimum and maximum limits on exercise of Warrants and exchange rates to determine U.S. dollar value upon exercise and other terms, all of which are specified in the Underwriting Agreement.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Warrants and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Warrants pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term Registration Statement means the registration statement, as amended to the date of this Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Warrants together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               The term Contract Warrants means the Offered Warrants, if any, to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may approve (the "Delayed Delivery Contracts"). The term "Underwriters' Warrants" means the Offered Warrants other than Contract Warrants.

            1. Representations and Warranties. The Company represents and warrants to each of the Underwriters as of the date of the Underwriting Agreement that:
                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company.

                 (f) The Warrant Agreement has been duly authorized and at the Closing Date will have been duly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (g) The Offered Warrants have been duly authorized and, when executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, if any, will be entitled to the benefits of the Warrant Agreement and will be valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (h) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Warrant Agreement, the Offered Warrants and any Delayed Delivery Contracts, will not contravene any provision of applicable law or the restated certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Warrant Agreement, the Offered Warrants or any Delayed Delivery Contracts except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Warrants.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

                 (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                 (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                 (m) Dean Witter Reynolds Inc. is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

                 (n) Morgan Stanley & Co. Incorporated is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

                 (o)  The Company has complied with all provisions of
   Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

            2. Delayed Delivery Contracts. If the Prospectus provides for sales of Offered Warrants pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Warrants on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus. On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission set forth in the Underwriting Agreement in respect of the Contract Warrants. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

               If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Warrants to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Warrants; and such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered Warrants set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Offered Warrants to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Warrants.

            3. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Warrants as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Warrants are set forth in the Prospectus.

            4.  Purchase and Delivery. Except as otherwise provided in this
Section 4, payment for the Underwriters' Warrants shall be made in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Warrants, registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters' Warrants to the Underwriters duly paid.

               Delivery on the Closing Date of any Underwriters' Warrants in bearer form shall be effected only by delivery of a single permanent global Warrant (the "Global Warrant") evidencing the Offered Warrants in bearer form, in each case to a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), and for Cedel Bank, Societe Anonyme ("Cedel") for credit to the respective accounts at Euro-clear or Cedel of each Underwriter or to such other accounts as such Underwriter may direct. Any Global Warrant shall be delivered to the Manager not later than the Closing Date, against payment of funds to the Company in the net amount due to the Company for such Global Warrant, as the case may be, by the method and in the form set forth herein. Underwriters' Warrants in bearer form shall be evidenced only by a Global Warrant until their expiration.

            5. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

                 (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                       (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the execution and delivery of the Underwriting Agreement), that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Warrants on the terms and in the manner contemplated in the Prospectus.

                 (b) the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (c) The Manager shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel to the Company, or of other counsel satisfactory to the Manager and who may be an officer of the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                 (d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B.

                 (e) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special United States tax counsel for the Company, confirming the accuracy on the Closing Date of the opinion of such counsel set forth under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement.

                 (f) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

            6. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:
                 (a) To furnish the Manager, without charge, a conformed copy of the Registration Statement (including exhibits and all amendments thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Warrants, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

                 (c) If, during such period after the first date of the public offering of the Offered Warrants as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Warrants may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, satisfactory in all respects to the Manager, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

                 (d) To endeavor to qualify the Offered Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualifications for as long as the Manager shall reasonably request.

                 (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the Company's first full fiscal quarter next following the date of the Underwriting Agreement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                 (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any warrants of the Company substantially similar to the Offered Warrants (other than the Offered Warrants), without the prior written consent of the Manager; provided that Call Warrants and Put Warrants shall not be deemed to be similar for purposes of this paragraph.

                 (g) Whether or not any sale of Offered Warrants is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Warrants, (iii) the fees and disbursements of the Company's counsel and accountants and of the Warrant Agent and its counsel, (iv) the qualification of the Offered Warrants under securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto,
   (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Offered Warrants, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) all document production charges of counsel to the Underwriters (but not including their fees for professional services in connection with the preparation of this Agreement) and (x) any filing fees in connection with any review of the offering of the Offered Warrants by the National Association of Securities Dealers, Inc.

                 (h) To use its best efforts to accomplish and maintain the listing of the Warrants on the exchange specified in the Underwriting Agreement.

            7. Covenants of the Underwriters. Each of the several Underwriters represents to and agrees with the Company that:

                 (a) it has complied and will comply with all applicable provisions of the laws of each jurisdiction in which the Warrants are being offered with respect to anything done by it in relation to the Warrants in, from or otherwise involving such jurisdictions.

                 (b) it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Warrants may be offered, sold, resold or delivered.

            8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Warrants, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Offered Warrants to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               To the extent the indemnification provided for in the first or second paragraph in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Warrants shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Warrants (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Warrants. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Warrants underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Offered Warrants purchased by each of such Underwriters and not joint. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            9. Termination. This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the stock exchange to which the Offered Warrants relate, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse or (v) a general moratorium in foreign exchange trading or a moratorium in trading in the U.S. dollar or in the currency of the country in which the stock exchange to which the Offered Warrants relate is located by major international banks or persons shall have been declared, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Warrants on the terms and in the manner contemplated in the Prospectus.

           10. Defaulting Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Warrants that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Warrants which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Warrants to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Firm Offered Warrants set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Firm Offered Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Warrants which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Warrants that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Offered Warrants without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Offered Warrants and the aggregate amount of Firm Offered Warrants with respect to which such default occurs is more than one-tenth of the aggregate amount of Firm Offered Warrants to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Firm Offered Warrants are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If on the Option Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Additional Offered Warrants and the aggregate amount of Additional Offered Warrants with respect to which such default occurs is more than one-tenth of the aggregate amount of Additional Offered Warrants to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Offered Warrants or (ii) purchase not less than the number of Additional Offered Warrants that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Warrants.

           11. Representations and Indemnities to Survive. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Warrants.

           12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

           13. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

           15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.





                                                                     EXHIBIT A



                          Opinion of Company Counsel


               The opinion of Brown & Wood LLP, counsel to the Company or of other counsel satisfactory to the Manager and who may be an officer of the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

                 (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                (ii) each of Dean Witter Reynolds, Inc., Greenwood Trust Company, Morgan Stanley & Co. Incorporated and Morgan Stanley International Incorporated (the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

               (iii) each of the Company and its Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                (iv) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                 (v) the Offered Warrants have been duly authorized and, when executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, if any, will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (vi) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (vii) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their respective terms except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

              (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Warrant Agreement, the Offered Warrants and any Delayed Delivery Contracts, will not contravene any provision of applicable law or the restated certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its consolidated subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any consolidated subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Warrant Agreement, the Offered Warrants or any Delayed Delivery Contract, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Warrants;

                (ix) the statements (1) in the Prospectus, as amended or supplemented, if applicable, under the captions "Description of the Warrants", "Underwriters" and "Plan of Distribution", (2) in the Registration Statement under Item 15, (3) in "Item 3 - Legal Proceedings" of the most recent annual reports on Form 10-K incorporated by reference in the Prospectus and (4) in "Item 1 - Legal Proceedings" of Part II of the quarterly reports on Form 10-Q, if any, filed since such annual reports and incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                 (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required; and

                (xi) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) any part of the Registration Statement when such part became effective contained, and as of the date such opinion is delivered contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               With respect to paragraph (xi) above, if such opinion is given by counsel who is also an officer of the Company, such counsel may state that his or her opinion and belief are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (xi) above, if Brown & Wood LLP are giving such opinion, Brown & Wood LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.






                                                                     EXHIBIT B


                       Opinion of Davis Polk & Wardwell
                         Counsel for the Underwriters

               The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

                 (i) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (ii) the Offered Warrants have been duly authorized and, when executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, if any, will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company in each case enforceable in accordance with their respective terms except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

               (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                (iv) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                 (v) the statements in the Prospectus as amended or supplemented, if applicable, under "Description of Warrants," "Underwriters" and "Plan of Distribution," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                (vi) such counsel (1) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) any part of the Registration Statement when such part became effective contained, and as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
      (2) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               With respect to clause (vi) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (but not including documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.



                                                                 SCHEDULE I


                           DELAYED DELIVERY CONTRACT

                                                          ___________, 19__


Dear Sirs:

               The undersigned hereby agrees to purchase from Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned the Company's warrants described in Schedule A annexed hereto (the "Warrants"), offered by the Company's Prospectus dated ____________, 19_ and Prospectus Supplement dated ____________, 19_, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this agreement. The undersigned does not contemplate selling Warrants prior to making payment therefor.

               The undersigned will purchase from the Company _____ Warrants on the delivery dates set forth in Schedule A. Each such date on which Warrants are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

               Payment for the Warrants which the undersigned has agreed to purchase on each Delivery Date shall be made in immediately available funds at the office of ____________________________, New York, N.Y., at 10:00 a.m.
(New York time) on the Delivery Date, upon delivery to the undersigned of the Warrants to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

               The obligation of the undersigned to take delivery of and make payment for the Warrants on the Delivery Date shall be subject to the conditions that (1) the purchase of Warrants to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Warrants as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

               Failure to take delivery of and make payment for Warrants by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.

               This agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

               If this agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

               This agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                 Yours very truly,


                                 _________________________________
                                            (Purchaser)

                                 By: _____________________________
                                    Name:
                                    Title:


                                 _________________________________
                                            (Address)

Accepted:

MORGAN STANLEY, DEAN WITTER,
  DISCOVER & CO.


By _______________________________




                PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


               The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)



                         Telephone No.
      Name           (Including Area Code)      Department
      ----           ---------------------      ----------


----------------    ----------------------   ----------------

----------------    ----------------------   ----------------

----------------    ----------------------   ----------------




                                  SCHEDULE A



Warrants:








Number of Warrants to be Purchased:









Purchase Price:









Delivery Dates: